Exhibit 99.c

EXHIBIT C

EXECUTION COPY

LIMITED LIABILITY COMPANY AGREEMENT

OF

TD GROUP HOLDINGS, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

THESE MEMBERSHIP UNITS HAVE NOT BEEN REGISTERED OR
QUALIFIED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. THESE
MEMBERSHIP UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND
MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER FEDERAL
AND STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR
EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY
MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS
INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

i

LIMITED LIABILITY COMPANY AGREEMENT

OF

TD GROUP HOLDINGS, LLC

This Limited Liability Company Agreement (this “Agreement”) is entered into as of March 2, 2006, by and among Warburg Pincus Private Equity VIII, L.P. (together with any successor thereto, the “Managing Member”), the other Persons whose names are set forth on the signature pages hereto and such other Persons (other than the Managing Member) listed from time to time on Schedule I hereto (such Persons, the “Non-Managing Members” and, together with the Managing Member, the “Members,” and individually each such Person is hereinafter referred to as a “Member”), and TD Group Holdings, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in Section 21 of this Agreement.

W I T N E S S E T H:

WHEREAS, on March 1, 2006, the Company was formed as a limited liability company under the Act by the filing of the Certificate of Formation of the Company (the “Certificate of Formation”) with the Secretary of State of the State of Delaware on such date;

WHEREAS, pursuant to the terms of, and subject to the conditions set forth in, that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), on the Closing Date, each Member has agreed to contribute to the Company all of the shares of common stock, par value $0.01 per share (the “TD Group Common Stock”), of TransDigm Group Incorporated, a Delaware Corporation (“TD Group”), owned by it immediately after giving effect to the closing of the Initial Public Offering and, in exchange therefor, on the Closing Date, the Company shall issue to each such Member a number of Class A Common Units of the Company (the “Class A Units”) equal to the number of shares of TD Group Common Stock so contributed to the Company by such Member; and

WHEREAS, the Members wish to set forth, among other things, how the business and affairs of the Company shall be managed.

NOW, THEREFORE, the Members hereby agree as follows:

1.                                       Formation and Name; Continuation of Company.

(a)                                  Formation and Name. The Company was formed as a limited liability company under the Act pursuant to the filing of the Certificate of Formation and the execution and delivery of this Agreement. The name of the limited liability company is “TD Group Holdings, LLC.”  The business of the Company may be conducted under any other name deemed necessary or desirable by the Managing Member in order to comply with the provisions of applicable law. The Managing Member confirms that Corby J. Baumann is an “authorized person” within the meaning of Section 18-201 of the Act.

(b)                                 Continuation of Company. The Members hereby resolve to continue the Company as a limited liability company pursuant to the provisions of the Act and the terms and conditions set forth in this Agreement, it being intended that the rights and liabilities of the Company and the Members shall be as provided in the Act, except as otherwise provided herein.

2.                                       Business. The business purpose of the Company shall be to acquire, invest in, hold, market and dispose of shares of TD Group Common Stock and to do all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes.

3.                                       Principal Place of Business; Registered Office and Agent. The principal office of the Company shall continue to be located at 466 Lexington Avenue, New York, New York 10017, or such other place as the Managing Member may designate from time to time. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall continue to be The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other registered agent as the Managing Member may designate from time to time.

4.                                       Duration; Fiscal Year.

(a)                                  Duration. The Company shall continue in existence perpetually unless the Company is dissolved and its affairs wound up in accordance with the Act and the terms and provisions of this Agreement. The Managing Member may terminate this Agreement and dissolve the Company at any time in its sole and absolute discretion.

(b)                                 Tax Fiscal Year. For tax purposes, the fiscal year of the Company shall begin on January 1 of each year and end on December 31 of that year, or such other period as the Managing Member may determine from time to time.

(c)                                  Accounting Fiscal Year. For accounting purposes, the fiscal year of the Company shall begin on January 1 and shall end on December 31, or such other period as the Managing Member may determine from time to time.

5.                                       Members.

(a)                                  Limited Liability. Except as may be required under the Act, no Member will be personally liable to any third party for any debt, obligation or other liability of the Company, whether that liability or obligation arises in contract, tort or otherwise. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act will not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b)                                 Admission of Additional Members. Except as contemplated by Section 7 hereof, no additional Persons shall be admitted to the Company as Members.

(c)                                  Confidentiality.

(i)                                     Nondisclosure or Use of Confidential Information. Except as may be required by law or otherwise permitted pursuant to this Agreement, each Member shall, at all times during the period in which it is a Member and after the complete termination of its interest in the Company as a Member for any reason (including the dissolution and termination of the Company), treat as confidential, in the same manner and with the same degree of care as such Member treats its own confidential information, any information not in the public domain or generally known in the industry, in any form, acquired by the Member in its capacity as a Member, relating to the Members, the Company, TD Group or any subsidiary thereof.

(ii)                                  Injunctive Relief. Without intending to limit the remedies available to the Company, each Member acknowledges that a breach of any of the covenants contained in Section 5(c)(i) hereof may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 5(c)(i) hereof, restraining the Member from engaging in activities prohibited by Section 5(c)(i) hereof or such other relief as may be required specifically to enforce any of the covenants in Section 5(c)(i) hereof.

(d)                                 Other Business Ventures. The Members (including the Managing Member) may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company, TD Group or any subsidiary thereof, and neither the Company nor any of the other Members shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

6.                                       Management.

(a)                                  Exclusive Authority. Except for actions requiring the approval of the Members as provided by non-waivable provisions of the Act or as otherwise expressly provided herein, (i) the powers of the Company shall be exercised exclusively by or under the exclusive authority of, and the business and affairs of the Company shall be managed exclusively under the direction of, the Managing Member, and no Member (other than the Managing Member) shall have any right to participate in the management of the Company and (ii) the Managing Member may make any and all decisions and take any and all actions for the Company as it deems necessary or appropriate, in its sole and absolute discretion, to carry out the purposes for which the Company has been formed under this Agreement.

(b)                                 Voting and Disposition Rights. Without limiting the terms set forth in Section 6(a) hereof, the Managing Member shall have sole and exclusive right to cause the Company to (i) vote the shares of TD Group Common Stock owned by it in the manner determined by the Managing Member and (ii) dispose of from time to time all or any portion of the shares of TD Group Common Stock owned by the Company at such price and on such other terms and conditions as the Managing Member may determine in its sole discretion.

7.                                       Transfers of Class A Units.

(a)                                  Transfers Generally. No Member shall Transfer any Class A Units other than in accordance with the provisions of this Agreement, including, without limitation, this Section 7. Any Transfer or purported Transfer made in violation of this Agreement, including this Section 7, shall be null and void and of no effect.

(b)                                 Restriction on Transfer of Class A Units.

(i)                                     Transfers by Non-Managing Members. Prior to the third anniversary of the Closing Date (such date is referred to herein as the “Expiration Date”), neither the Class A Units owned by any Non-Managing Member nor any interest therein nor any rights relating thereto may be Transferred, directly or indirectly, by any Non-Managing Member unless (A) such Transfer is to a Permitted Transferee pursuant to Section 7(c) below or (B) such Transfer is authorized in writing by the Managing Member.

(ii)                                  Transfers by the Managing Member. Prior to the Expiration Date, neither the Class A Units owned by the Managing Member nor any interest therein nor any rights relating thereto may be Transferred, directly or indirectly, by the Managing Member unless (A) such Transfer is to an Affiliate of the Managing Member, in which case, as a condition to the effectiveness of any such Transfer, such Affiliate of the Managing Member shall be required to execute and deliver a written agreement agreeing to be subject to the terms and conditions set forth herein, (B) such Transfer is authorized in writing by all of the Non-Managing Members or (C) each Non-Managing Member is given the opportunity to participate in any such Transfer on a pro rata basis, based on the aggregate number of Class A Units then held by such Non-Managing Member in relation to the aggregate number of Class A Units held by all Members (including the Managing Member) participating in such Transfer, it being understood and agreed that any Non-Managing Member who elects to participate in any such Transfer shall participate therein on the same terms and conditions that apply to the Managing Member.

(c)                                  Permitted Transferees. A Non-Managing Member may Transfer any Class A Units owned by it or any interest therein or any rights relating thereto to a Permitted Transferee; provided, however, that in each such case, the Class A Units so Transferred shall be subject to all provisions of this Agreement as though the transferring Non-Managing Member were still the holder of such Class A Units; provided further, that, as a condition to the effectiveness of any such Transfer, the Permitted Transferee must execute and deliver to the Company a joinder agreement in the form and containing such terms as may be required by the Managing Member in its reasonable discretion, pursuant to which the Permitted Transferee agrees to be bound by the provisions of this Agreement in the same manner as the Non-Managing Member making the Transfer.

8.                                       Certain Filings. In the event that the Company, the Managing Member and/or their respective Affiliates is required to file or submit any schedule, notice, report, application or other document pursuant to any applicable law, including, without limitation, the Exchange Act, upon the request of the Managing Member, each Member shall furnish in a timely manner all information concerning such Member and its Affiliates that the Managing Member may reasonably request and that is necessary for the Company, the Managing Member and/or their respective Affiliates to make any such required filings or submissions in an accurate and timely manner, in each case in accordance with applicable law.

9.                                       Capital Contributions; Issuance of Class A Units.

(a)                                  On the Closing Date, and in accordance with the terms of the Contribution Agreement, each Member shall contribute to the Company all of the shares of TD Group Common Stock owned by such Member immediately after giving effect to the closing of the Initial Public Offering, it being understood and agreed that if any Person that has agreed to become a Member hereunder shall (i) sell all of such Person’s shares of TD Group Common Stock in the Initial Public Offering or (ii) otherwise not be required to contribute its shares of TD Group Common Stock to the Company in accordance with the terms set forth in Section 1.1 of the Contribution Agreement, such Person, notwithstanding its execution and delivery of this Agreement and the Contribution Agreement, shall not become a Member hereunder and shall not be issued any Class A Units or otherwise have any rights or obligations with respect thereto and, with respect to such Member only, this Agreement and the Contribution Agreement shall be deemed to have terminated. Upon the contributions by the Members as herein provided, the Managing Member shall cause the number of Class A Units issued to each such Member (determined as provided in Section 9(b) below) to be set forth opposite such Member’s name on Schedule I attached hereto. Each Member’s number of Class A Units that will be set forth opposite such Member’s name on Schedule I attached hereto as herein provided shall be amended from time to time to reflect the cancellation of Class A Units by the Company in accordance with this Agreement or any other event that requires any such amendment. Except with respect to the initial capital contributions contemplated hereby and by the Contribution Agreement, no Member shall have any obligation of any kind to make any other capital contribution (whether in cash, stock or otherwise) to the Company.

(b)                                 On the Closing Date, the Company shall issue to each Member a number of Class A Units equal to the number of shares of TD Group Common Stock contributed by such Member to the Company as herein provided and as provided in the Contribution Agreement.

10.                                 Allocations of Profits and Losses.

(a)                                  Except as otherwise provided in Section 10(b), all profits and losses of the Company shall be allocated to the Members in proportion to their respective Class A Units.

(b)                                 When the Book Value of a Company asset differs from its basis for federal or other income tax purposes, solely for purposes of the relevant tax (and not for purposes of computing capital account balances) income, gain, loss, deduction and credit shall be allocated among the Members under the traditional method under Treasury Regulation Section 1.704-3(b).

11.                                 Distributions.

(a)                                  Subject to the terms of Sections 11(b) and 11(c) hereof, any and all distributions made by the Company hereunder shall be made to the Members in proportion to their respective Class A Units; provided, however, that the Company shall be permitted (in addition to its rights under Sections 11(b) and 11(c) hereof) to make one or more distributions of shares of TD Group Common Stock that are not in proportion to the respective Class A Units of the Members so long as the aggregate number of shares of TD Group Common Stock that are so distributed by the Company pursuant to this proviso does not exceed the product obtained by multiplying (i) the aggregate number of shares of TD Group Common Stock contributed to the Company by all Non-Managing Members on the Closing Date by (ii) 0.4, it being understood and agreed that (x) this proviso shall not permit the Company to make a distribution to the Managing Member unless such distribution is part of a pro rata distribution to all of the Members as herein provided and (y) in no event will any Member receive a distribution of cash, TD Group Common Stock or other property of the Company that is greater than its proportionate interest in the Company. Without limiting the foregoing, (A) at any time and from time to time, the Company may, at the election of the Managing Member in its sole discretion, make a pro rata distribution to the Members of all or a portion of the shares of TD Group Common Stock held by the Company on such date and (B) to the extent that any cash proceeds are received by the Company from the sale or other disposition of any or all of the shares of TD Group Common Stock owned by the Company, the Company shall distribute such cash proceeds net of (x) any expenses incurred by the Company (or the Managing Member on the Company’s behalf) in connection with any such sale or other disposition of such shares and (y) if determined to be necessary by the Managing Member, a reserve therefrom as reasonably determined by the Managing Member, as soon as reasonably practicable after the receipt thereof (and, in any event, within five (5) business days of the receipt thereof). If applicable following any non-pro rata distribution pursuant to this Section 11(a), the Managing Member shall amend Schedule I such that the number of Class A Units owned by any Member receiving any such non pro rata distribution is reduced to give effect thereto.

(b)                                 Notwithstanding the terms set forth in Section 11(a) hereof, and subject to the terms of this Section 11(b), the Company shall be permitted to make a non-pro rata distribution of shares of TD Group Common Stock upon the occurrence of a Member Dissolution (as herein defined). In the event that any Member is required to be liquidated or dissolved pursuant to the terms of such Member’s organizational documents (a “Member Dissolution”), such Member shall give at least twenty (20) days’ prior written notice to the Managing Member, which written notice shall (i) advise the Managing Member of the date of the contemplated Member Dissolution and certify that the Member Dissolution is required pursuant to the terms of such Member’s organizational documents, (ii) request the Managing Member to arrange, on behalf of the Company, for the distribution to such Member of a number of shares of TD Group Common Stock equal to the product obtained by multiplying (x) the number of shares of TD Group Common Stock owned by the Company as of the date of the distribution by the Company by (y) a fraction, the numerator of which is the aggregate number of Class A Units owned by the Member who is effecting a Member Dissolution, and the denominator of which is the aggregate number of Class A Units owned by all Members (including such Member that is effecting the Member Dissolution), in each case as of the date of the distribution by the Company, (iii) include an acknowledgement that, effective upon receipt of the shares of TD Group Common Stock as contemplated by clause (ii) immediately above, such Member’s Class A Units will be automatically cancelled and, effective upon such cancellation, such Member will have no further rights under this Agreement with respect to Class A Units or otherwise, and (iv) include the name and contact information of the person the Managing Member should contact to coordinate the distribution in connection with the Member Dissolution. Promptly following receipt of written notice of the Member Dissolution, the Managing Member shall use its commercially reasonable efforts to arrange for the distribution to the applicable Member of a number of shares of TD Group Common Stock as determined in accordance with clause (ii) of the immediately preceding sentence. The Member affecting a Member Dissolution pursuant to this Section 11(b) shall promptly execute, with acknowledgment or affidavit if required, all documents and writings reasonably necessary to effect a distribution in connection with a Member Dissolution, as determined by the Managing Member. Following any distribution pursuant to this Section 11(b), the Managing Member shall amend Schedule I to reflect the fact that the Member affecting a Member Dissolution shall no longer own or have any right or interest in Class A Units hereunder.

(c)                                  Notwithstanding the terms set forth in Section 11(a) hereof, in the event the underwriters for the Initial Public Offering exercise their over-allotment option and, as a result of such exercise, the Managing Member is obligated to sell shares of TD Group Common Stock to the underwriters pursuant to the terms of the underwriting agreement executed in connection with such Initial Public Offering, the Company shall be permitted to (and the Managing Member shall have the right to cause the Company to) distribute to the Managing Member a number of shares of TD Group Common Stock attributable to the Managing Member’s Class A Units necessary to satisfy the exercise of the over-allotment option, and the Company shall not be required to effect a distribution to any other Member in connection therewith. Following any distribution pursuant to this Section 11(c), the Managing Member shall amend Schedule I such that the number of Class A Units owned by the Managing Member, after giving effect to such distribution, is reduced by a number of Class A Units equal to the number of shares of TD Group Common Stock distributed to the Managing Member pursuant to the terms of this Section 11(c).

(d)                                 The Company is hereby authorized to withhold from distributions, and to make payments on behalf of a Member, in its capacity as such, all amounts that the Company is required by law to withhold or pay on behalf of such Member (including for the purposes of federal and state income tax withholding, state personal property taxes and state unincorporated business taxes). All amounts withheld by the Company from distributions or paid by the Company on behalf of a Member pursuant to the foregoing sentence shall be deemed to have been distributed to the Member otherwise entitled to receive the amount so withheld or on whose behalf the amount was paid.

12.                                 Partnership Classification. It is the intention of the parties hereto that the Company be treated as a partnership for federal, state and local income tax purposes. The Company shall not elect to be treated as a corporation under Treasury Regulations 301.7701-3(c) (or any corresponding applicable provisions of state or local law). The Members hereby agree that the provisions of this Agreement shall be applied and construed in a manner to give full effect to such intent.

13.                                 Tax Covenants.

(a)                                  Conduct of Affairs for Tax Purposes. The Company shall conduct its affairs in a manner that does not cause any Member (or any direct or indirect partner or member thereof) (i) that is exempt from taxation pursuant to Section 501 of the Code, to have any “unrelated business taxable income” (within the meaning of Section 512 of the Code) or gross income attributable to a “trade or business” (within the meaning of Sections 512 and 513 of the Code) as a result of such Member’s direct or indirect interest in the Company, or (ii) that is not a U.S. person for federal income tax purposes to be deemed engaged in a “trade or business” for purposes of Section 871, 872(a), 875, 882 or 884(d) of the Code by virtue of the activities of the Company.

(b)                                 Limitation on Investments and Indebtedness. The Company shall not (i) invest in any entity that is (or would be after such investment) classified as a partnership or other pass-through vehicle for federal income tax purposes or (ii) incur indebtedness in connection with the acquisition of any investment.

14.                                 Withdrawals. Except for Transfers permitted pursuant to Section 7 or as contemplated by Section 9(a) or Section 11 hereof, no Member may withdraw from the Company without the prior written consent of the Managing Member, which consent may be granted or withheld in the Managing Member’s sole and absolute discretion.

15.                                 Tax Matters Partner. The Managing Member will be the “tax matters partner” as defined in § 6231(a)(7) of the Code, and will have all the authority granted by the Code to the tax matters partner. The Managing Member may from time to time appoint any other Member to be the tax matters partner on behalf of the Company.

16.                                 Limited Liability of Members; Indemnification.

(a)                                  Limited Liability of Members; Indemnification. The Members (including the Managing Member) shall not have any liability to the Company, any other Members or any third party for the obligations or liabilities of the Company, except to the extent required by the Act. The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Member (including the Managing Member) against any and all losses, claims, damages, liabilities or expenses incurred by it or them in connection with any investigation, action, suit or proceeding to which it or they may be made a party or otherwise involved or with which such Member shall be threatened by reason of its or their being a Member or the Managing Member or while acting as a Member or the Managing Member on behalf of the Company or in its interest, except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction determines, in a final and non-appealable order, resulted from the knowing breach by any such Person of the terms and conditions of this Agreement or from the actual fraud, willful misconduct or gross negligence of such Person.

(b)                                 Limited Liability of the Managing Member. The Managing Member will not be liable to the Company or to any other Member, and the Company and each

Member hereby agrees not to pursue any claims against the Managing Member for any losses, claims, damages, liabilities or expenses arising out of or resulting from any act or omission of the Managing Member or any other claim based upon errors of judgment or other fault of the Managing Member in connection with the business or affairs of the Company (including, without limitation, any losses, claims, damages, liabilities or expenses arising out of (i) any act or omission in connection with the termination of the Company or the winding up of its affairs or any distribution of its assets in connection therewith or (ii) any determination by the Managing Member to sell or refrain from selling shares of TD Group Common Stock held by the Company), except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction determines, in a final and non-appealable order, resulted from the knowing breach by the Managing Member of the terms and conditions of this Agreement or from the actual fraud, willful misconduct or gross negligence of the Managing Member.

17.                                 Liquidation and Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(a)                                  Dissolution by Managing Member. The time determined by the Managing Member, in its sole and absolute discretion; or

(b)                                 Judicial Dissolution. The entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(c)                                  Expiration Date. The first business day immediately following the Expiration Date.

18.                                 Winding up Affairs and Distribution of Assets.

(a)                                  Liquidating Member. Upon a winding up of the Company, the Managing Member shall be the liquidating Member (the “Liquidating Member”) and shall proceed to wind-up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods, which the Liquidating Member may elect in its sole and absolute discretion (subject to the following proviso):  (i) selling the Company’s assets and distributing the net proceeds therefrom (after the payment of Company liabilities and subject to Section 18(b) below) to each Member in proportion to their respective Class A Units; or (ii) distributing the Company assets to the Members in-kind in proportion to their respective Class A Units (after adequate provision for all liabilities and expenses shall have been made); provided, however, that in connection with a dissolution of the Company upon the Expiration Date, the Liquidating Member shall be required to utilize clause (ii) immediately above.

(b)                                 Priority. If the Company shall employ method (i) as set forth in Section 18(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority:  (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the sole discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member, it being agreed that such escrow agent may be the Liquidating Member or an Affiliate thereof) and at the expiration of such period as the Liquidating Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members; and (v) fifth, to the Members in proportion to their respective Class A Units.

19.                                 Issuance of Membership Units. Without the consent of all of the Members, the Company shall not authorize the issuance of, or otherwise issue, any additional Membership Units (other than the issuances on the Closing Date expressly contemplated by 9(a) hereof).

20.                                 Effectiveness. This Agreement shall become effective upon the Closing Date; provided, however, if the Closing Date shall not have occurred on or before the date that is ninety (90) days from the date hereof, this Agreement shall terminate and shall no longer be of any further force or effect.

21.                                 Definitions.

“Act” means the Delaware Limited Liability Company Act, tit. 6, Section 18-101, et seq., as it may be amended from time to time.

“Affiliate” means, with respect to any specified Person, any Person, directly or indirectly controlling, controlled by or under common control with such specified Person.

“Book Value” of any Company asset means its adjusted basis for federal income tax purposes, except that (a) the initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution and (b) the Book Values of all of the Company’s assets may be adjusted by the Company to equal their respective gross fair market values, as determined by the Managing Member, as of the following times:  (i) the admission of a new Member to the Company or the acquisition by an existing Member of an additional interest in the Company from the Company; (ii) the distribution by the Company of money or property to a retiring or continuing Member in consideration for the retirement of all or a portion of such Member’s interest in the Company; (iii) the termination of the Company as a partnership for Federal income tax purposes pursuant to section 708(b)(1)(B) of the Code; and (iv) such other times as determined by the Managing Member.

“Closing Date” means the date that is the closing date for the Initial Public Offering.

“Code” means the Internal Revenue Code of 1986, as amended (or any corresponding provision of succeeding law), and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

“Initial Public Offering” means an underwritten public offering for shares of TD Group Common Stock pursuant to an effective registration statement under the Securities Act.

“Membership Units” means Class A Units or any other membership interests in the Company.

“Person” means an individual, corporation, partnership (whether general or limited), joint-stock company corporation, limited liability company, trust, estate, association, custodian, nominee or unincorporated organization, and a government or agency or subdivision thereof.

“Permitted Transferee” means, (a) with respect to any Non-Managing Member that is not a natural person, any Affiliate of such Non-Managing Member, and (b) with respect to any Non-Managing Member that is a natural person, (i) a trust whose beneficiaries are such Non-Managing Member, his spouse, his parents, members of his immediate family or his lineal descendants (collectively, “Permitted Family Members”), (ii) a corporation the stockholders of which are only such Non-Managing Member or Permitted Family Members, (iii) a partnership the partners of which are only such Non-Managing Member or Permitted Family Members or (iv) in case of the death of any such Non-Managing Member, by will or by the laws of intestate succession, his executors, administrators, testamentary trustees, legatees or beneficiaries.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder.

“Transaction Documents” means this Agreement, the Contribution Agreement and the powers of attorney, custody agreements and letter agreements, each entered into by and between the applicable Member and the Managing Member or TD Group, as applicable, in connection with the execution and delivery of this Agreement and the consummation of the Initial Public Offering, and the Managing Member hereby represents that the terms and conditions set forth in each such power of attorney, custody agreement and letter agreement are substantially identical, with the exception that the relevant threshold (and the calculation thereof) at which certain Members have agreed to sell their shares of TD Group Common Stock in connection with the Initial Public Offering differs.

“Transfer”  means a voluntary or involuntary sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition.

22.                                 Miscellaneous.

(a)                                  Notification of Certain Sales. In the event that any shares of TD Group Common Stock are distributed to any Member hereunder, whether upon the Expiration Date or otherwise, and, thereafter, such shares of TD Group Common Stock are sold or otherwise disposed of by such Member, including, if applicable to such Member, in connection with a distribution of such shares of TD Group Common Stock to such Member’s partners or members, then promptly (and in any event, within five (5) business days following the consummation of such sale or other disposition), such Member shall provide written notice thereof to the Managing Member, which written notice shall set forth the effective date of such sale or other disposition and, as applicable, the aggregate and per share consideration received by such Member in connection with any such sale or other disposition or, in the case of a distribution by a Member to its partners or members, the aggregate and per share consideration that such Member records as having been received by it for internal fund accounting purposes in connection with any such distribution.

(b)                                 Other Agreements; Agreements with the Managing Member. Except for the Transaction Documents or as otherwise disclosed in the Registration Statement on Form S-1 of TD Group, neither the Company, the Managing Member nor any Affiliate thereof has entered into any other agreement with any Member party hereto or any Affiliate thereof in respect of the subject hereof or otherwise relating to TD Group. Except as expressly contemplated by this Agreement, the Company hereby acknowledges and agrees that without the prior written consent of the Non-Managing Member or Non-Managing Members holding a majority of the outstanding Class A Units held by all Non-Managing Members, in each case as of any relevant date of determination, the Company shall not enter into any transaction with the Managing Member or any Affiliate thereof, except on an arms’ length basis on terms and conditions that are substantially consistent with the terms and conditions that the Company would receive in any such transaction from a non-affiliated third party.

(c)                                  Books and Records. In accordance with Section 18-305(g) of the Act, without the consent of the Managing Member, which consent may withheld by the Managing Member for any reason whatsoever and in its sole discretion, no Member (other than the Managing Member) shall have the right to obtain from the Company any of the information contemplated by Section 18-305 of the Act.

(d)                                 Amendments and Waivers. This Agreement may be amended, modified or supplemented, and the enforcement of any provision hereof may be waived, with, and only with, the prior written consent of the Company, the Managing Member and the Non-Managing Member or Non-Managing Members who hold a majority of the Class A Units held by all of the Non-Managing Members as of any relevant date of determination; provided, however, that if any amendment, modification, supplement or waiver would materially and adversely affect the rights or duties of one or more Members, in a way that is materially different from its effect on such rights or duties of the other Members (each such Member that is affected in such a materially different manner, an “Adversely Affected Member” and, all such Members, the “Adversely Affected Members”), such amendment, modification, supplement or waiver shall not be effective as to any Adversely Affected Member unless consented to in writing by the Adversely Affected Member or Adversely Affected Members who hold a majority of the Class A Units held by all Adversely Affected Members as of any relevant date of determination; provided, further however, that the terms set forth in Sections 7(b)(ii)(B), 7(b)(ii)(C), 11(a), 12, 17(c), 19, the definition of “Expiration Date” and the terms of this proviso may be amended, modified, supplemented or waived with, and only with, the prior written consent of the Company and each Member. If any amendment, modification, supplement or waiver is adopted and approved as herein provided, such amendment, modification, supplement or waiver shall be effective with respect to all Members hereunder, whether or not such Member shall have agreed to such amendment, modification, supplement or waiver, and the Company shall promptly notify all other Members who have not so agreed of the material terms of such amendment, modification, supplement or waiver and the effective date thereof. Notwithstanding the foregoing, in no event shall the consent of any Member (other than the Managing Member) be required to amend Schedule I hereto to reflect changes in the Members’ respective Class A Units pursuant to the terms hereof.

(e)                                  Certificates. Class A Units will not be evidenced by certificates.

(f)                                    Severability. If any covenant, condition, term or provision of this Agreement or if the application of such provision to any Person or circumstance is judicially determined to be invalid or unenforceable, then the remainder of this Agreement, or the application of such covenants, condition, term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each covenant, term, condition and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

(g)                                 Notices. Any notice hereunder shall be in writing and shall be deemed effectively given and received upon (i) personal delivery, when sent by facsimile, electronic mail or similar electronic means, (ii) three (3) business days after mailing by registered or certified mail, return receipt requested, or (iii) twenty-four (24) hours after sending by overnight courier, in each such case when delivered as set forth above to the address, telecopy number or electronic mail address maintained by the Company for such Person; provided, that any notice sent by facsimile, electronic mail or similar electronic means shall be promptly followed by a copy of such notice sent by mail or overnight courier in the manner described herein (a “Follow-Up Notice”); but provided, further, that any failure to send such Follow-Up Notice shall not render ineffective any notice given hereunder if the Person to which such notice is provided actually receives such notice or acknowledges receipt of such notice, whether orally, in writing, by return receipt, by taking action based on such notice, or otherwise.

(h)                                 Covenant to Sign Documents. Each Member will execute, with acknowledgment or affidavit if required, all documents and writings reasonably necessary or appropriate in the creation of the Company and the achievement of its purpose.

(i)                                     Cumulative Remedies. The remedies of the Company and the Members under this Agreement are cumulative and will not exclude any other remedies to which the Company or any Member may be lawfully entitled.

(j)                                     No Waiver. The Company’s or a Member’s failure to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, will not constitute a waiver of the breach or the remedy.

(k)                                  Group Ownership of Class A Units. A Member’s Class A Units may be held jointly by unrelated Persons as joint tenants or tenants in common, as shown on the signature page for this Agreement or in the Company’s books and records. In any multiple ownership case, the Member’s Class A Units will be considered to be held by the Persons collectively as one Member, and the Company will be entitled to consider any notice, vote, check, or similar document signed by any one of the Persons in the ownership group to bind all Persons in the group.

(l)                                     Captions. All captions used in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.

(m)                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

(n)                                 Entire Agreement. This Agreement, the Contribution Agreement and the other Transaction Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties hereto with respect to such subject matters. Each Member hereby acknowledges and agrees that neither the Company, the Managing Member nor any other Member is making or has made any representations, warranties, covenants, promises or undertakings in connection with the transactions contemplated hereby and in the other Transaction Documents, except as set forth in this Agreement and in such other Transaction Documents.

(o)                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

	By:	Warburg Pincus Partners LLC, its General Partner

	By:	Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

	By:	Warburg Pincus Partners LLC, its General Partner

	By:	Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

By:	Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

ALPINVEST PARTNERS CS INVESTMENTS 2003 C.V., duly represented by AlpInvest Partners 2003 B.V., its general partner, in turn represented by AlpInvest Partners N.V., its managing director

By:	/s/ E.M.J. THYSSEN
Name: E.M.J. Thyssen
Title: Managing Partner

ALPINVEST PARTNERS LATER STAGE CO-
INVESTMENTS CUSTODIAN II, B.V., holding the
interest as custodian for AlpInvest Partners Later Stage Co-
Investments Custodian II C.V., as represented by AlpInvest
Partners N.V.

By:	/s/ E.M.J. THYSSEN
Name: E.M.J. Thyssen
Title: Managing Partner

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

	By:	Warburg Pincus Partners LLC, its General Partner

	By:	Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

SSB CAPITAL PARTNERS (MASTER FUND) I, LP

By:	SSBPIF GP CORP., its General Partner

By:	/s/ TOWNSEND WEEKES, JR.
Name: Townsend Weekes, Jr.
Title: Vice President

CTD INVESTMENTS LLC

By:	Citigroup Alternative Investments LLC, its Manager

By:	/s/ TOWNSEND WEEKES, JR.
Name: Townsend Weekes, Jr.
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

By:	Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

A.S.F. CO-INVESTMENT PARTNERS II, L.P.

By:	PAF 1/03, LLC, as General Partner

By: Old Kings II, LLC, as Managing Member

By:	/s/ Paul R. Crotty
Name: Paul R. Crotty
Title: Authorized Member

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

By:	Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	Banc of America Capital Management, L.P., its general partner

By:	BACM I GP, LLC, its General Partner

By:	/s/ ROBERT L. EDWARDS, JR.
Name: Robert L. Edwards, Jr.
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: DAVID BARR
Title: Partner

ML TD HOLDINGS, LLC

By:	Merrill Lynch Investment Managers, L.P., its Manager

By:	/s/ ANDREW DONOHUE
Name: Andrew Donohue
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

By:	Warburg Pincus Partners LLC, its General Partner

By: Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

NEW YORK STATE RETIREMENT CO-INVESTMENT FUND L.P.

By:	PCG NYS Investments LLC, its General Partner

By:	Pacific Corporate Group LLC, its Managing Member

By:	/s/ STEPHEN MOSELEY
Name: Stephen Moseley
Title: Managing Director

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

By:		Warburg Pincus Partners LLC, its General Partner

	By:	Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ HOLLY HOLTZ
Name: Holly Holtz
Title: Director

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

TD GROUP HOLDINGS, LLC

By:	Warburg Pincus Private Equity VIII, L.P., its Managing Member

	By:	Warburg Pincus Partners LLC, its General Partner

	By:	Warburg Pincus & Co., its Managing Member

By:	/s/ DAVID BARR
Name: David Barr
Title: Partner

/s/ MICHAEL GRAFF
Michael Graff

SCHEDULE I

Members

Name and Address of Member	Class A Units
Warburg Pincus Private Equity VIII, L.P. c/o Warburg Pincus LLC 466 Lexington Avenue New York, NY 10017 Facsimile: (212) 878-9100 Attn: Kewsong Lee David Barr	26,232,219

AlpInvest Partners CS Investments 2003 C.V. AlpInvest Partners Later Stage Co-Investments Custodian II, B.V. 630 Fifth Avenue, 28th Floor New York, NY 10111	1,595,033 178,998

A.S.F. Co-Investment Partners II, L.P. A.S.F. Co-Investment Partners II, L.P. c/o Portfolio Advisors, LLC 9 Old Kings Highway South Darien, CT 06920 Attention: Hugh Perloff	2,217,520

ML TD Holdings, LLC c/o Merrill Lynch Investment Managers 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Lynn Baranski	510,024

Teachers Insurance and Annuity Association of America 730 Third Avenue New York, NY 10017-3206 Attention: Holly Holtz and Nancy DeBuccio, Securities Division - Private Equity Funds Facsimile No.: (212) 907-2454	332,635

Michael Graff 22 East 95th Street New York, New York 10128	26,628

Total:	31,093,057